Exhibit 10.1

CANCELLATION AND TERMINATION OF MANAGEMENT AND MARKETING
AGREEMENT

This Cancellation and Termination of Management and Marketing Agreement (this “Agreement”) is made as of December 27, 2017, effective as of the July 18, 2017, by and between KSIX Media Group, Inc., a Nevada corporation (the “Company”) and Kevin Brian Cox (“Cox”) (each a “Party” and collectively referred to hereafter as the “Parties”).

RECITALS

A. The Company and Cox entered into a Management and Marketing Agreement dated as of July 18, 2017 (“Management Agreement”) which provided for the Company to provide certain management services to Cox pursuant to the terms of the Management Agreement.

B. Notwithstanding the entry into the Management Agreement, in fact the Company has provided no management services to Cox since the date of the Management Agreement and neither True Wireless, LLC (“TW”) nor Cox has made any payments to the Company on account of the Management Agreement;

C. As a result, the Parties have mutually determined that the Management Agreement is a nullity, was not necessary, and to date neither Party has taken any action in the implementation of the Management Agreement. Further, it is not anticipated that anything will change in the future with respect to the status of the Management Agreement;

D. The Parties now desire to cancel and terminate the Management Agreement ab initio, treating the Management Agreement as a nullity as it if was never entered into by the Parties; and

E. The Parties have agreed that the cancellation and termination of the Management Agreement will not affect the pending closing of the merger between the Company and TW;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree in good faith as follows:

AGREEMENT

1. Cancellation and Termination of the Management Agreement. It is agreed that the Management Agreement is cancelled ab initio, thereby treating the Management Agreement as a nullity as it if was never entered into by the Parties. It is further agreed that all rights and obligations of the Parties under the Management Agreement are hereby terminated and forgiven.

2. Mutual Release. As further consideration for this Agreement and other good and valuable consideration, the Parties mutually agree to release each other from any liability related to any matters, known or unknown, arising out of the Management Agreement now or hereafter existing.

3. Pending Merger between the Company and True Wireless, LLC. It is agreed that the cancellation and termination of the Management Agreement will not affect the pending closing of the merger between the Company and TW.

4. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

(b) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

(c) Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

(d) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Nevada.

(f) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver.

(g) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

(h) Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as an instrument under seal as of the date first written above.

KSIX Media Group, Inc.

By:	/s/ Brian Cox
Name:	Brian Cox
Title:	President

/s/ Brian Cox
Brian Cox